CONSENT OF CLEARY, GOTTLIEB, STEEN & HAMILTON





          Re: Registration Statement of Potash Corporation of Saskatchewan Inc. on Form S-3 (No. 333-27685)
               -----------------------------------------------------------------



         We hereby consent to the use of our name under the caption "Legal Matters" in the preliminary prospectus supplement dated May 10, 2001 relating to the Registrant's Registration Statement on Form S-3 (No. 333-27685).


         In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



                                    CLEARY, GOTTLIEB, STEEN & HAMILTON


                                    By /s/ Craig B. Brod
                                       -------------------------------------
                                       Craig B. Brod, a Partner




New York, New York
May 10, 2001